Exhibit 99.1


                            [ALL STAR GAS LOGO]


 FOR IMMEDIATE RELEASE - July 14, 1999
 Lebanon, Missouri


           All Star Gas Corporation announced today that it expects to use its 30 day grace period to pay interest on its $127,000,000 principal amount of its 12-7/8% Senior Secured Notes due 2004.

           On July 14, 1999, the Company advised the Trustee, State Street Bank and Trust Co., that the $4.5 million dollar payment would not be made on July 15, 1999.

           This press release contains statements that are forward looking. These statements are not projections or assured results.


                          For More Information Contact
                    Valeria Schall, Executive Vice President
                                 417-532-3103





                            All Star Gas Corporation
                               Post Office Box 303
                           119 West Commercial Street
                            Lebanon, Missouri  65536
                      Phone 417-532-3103   Fax 417-532-8529